CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                              SEATON GROUP, INC.

         Seaton Group, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: By the unanimous consent of the Directors of the Company, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Company, declaring said amendment to be advisable and seeking the consent of the majority of the stockholders of said Company to adopt such amendment to the Certificate of Incorporation, pursuant to Sections 228 and 242 of the Delaware General Corporation Law. The resolutions setting forth the proposed amendment is as follows:

         RESOLVED, that ARTICLE IV be amended to read as follows:

         The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 20,000,000 shares, par value $.001 per share.

         SECOND: that a majority of the Stockholders have given their written consent to the above amendment in lieu of a meeting in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

         THIRD: that the aforesaid amendment shall be duly adopted in accordance with the applicable Section 242 and 228 of the Delaware General Corporation Law.

         FOURTH: that this amendment shall become effective upon its filing in the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and Secretary, this 2nd day of May, 1996.

                                         SEATON GROUP, INC.

                                         By:
                                             -------------------------------
                                         Its:  President


                                         By:
                                             -------------------------------
                                         Its:  Secretary